UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2011

ISLE OF CAPRI CASINOS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-20538	41-1659606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

600 Emerson Road, Suite 300, St. Louis, Missouri (Address of principal executive offices)	63141 (Zip Code)

(314) 813-9200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.245)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 19, 2011, Isle of Capri Casinos, Inc. (the “Company”) entered into an agreement (the “Goldstein Governance Agreement”) with Robert S. Goldstein, the Company’s Vice Chairman, and Jeffrey D. Goldstein and Richard A. Goldstein, two of the Company’s directors, and GFIL Holdings, LLC (the “Goldstein Parties”).

Pursuant to the Goldstein Governance Agreement, the Company has agreed to call a special meeting of stockholders to vote on certain amendments to the Company’s amended and restated certificate of incorporation.  The Company has also agreed to use its commercially reasonable efforts to take all steps necessary to effect the amendments to the Company’s amended and restated certificate of incorporation, including causing its board of directors to approve and adopt all necessary amendments to the Company’s by-laws to be consistent with the terms of the Goldstein Governance Agreement and the amendments to the Company’s amended and restated certificate of incorporation.

Additionally, the Company agreed that until the Nomination Expiration Date (as defined in the Goldstein Governance Agreement), it will take all action reasonably necessary for the board of directors to nominate and recommend for election by the stockholders each of Robert S. Goldstein, Jeffrey D. Goldstein and Richard A. Goldstein (collectively, the “Goldstein Directors”) (or, in the event that any of them dies or becomes legally incapacitated, another descendant of Bernard Goldstein (including a person legally adopted before the age of five), who is suitable to serve as the Company’s director pursuant to applicable Nasdaq requirements and other applicable law and designated by the remaining Goldstein Directors, who then are competent; provided, however, if the Company’s board of directors reasonably objects to such designee, another descendant reasonably acceptable to the Company’s board of directors may so be designated by the remaining qualified Goldstein Directors), at any annual meeting at which their respective directorship terms are scheduled to expire.

Notwithstanding the foregoing, if an underwriting agreement with respect to a firm commitment underwritten offering of shares of the Company’s common stock is not executed on or prior to January 31, 2011 (or such later date as may be mutually agreed to by the Company and the Goldstein Parties) or if the Company’s stockholders do not approve the amendments to the Company’s amended and restated certificate of incorporation, the Company will not proceed with the amendments to its amended and restated certificate of incorporation or by-laws and will take all steps necessary to effect such abandonment and the Goldstein Parties will take all steps reasonably requested by the Company to effect such abandonment.

The foregoing description of the Goldstein Governance Agreement is only a summary and does not purport to be complete and is qualified in its entirety by reference to the Goldstein Governance Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On January 19, 2011, the Company issued a press release announcing that it entered into the Goldstein Governance Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On January 19, 2011, the Company  issued a press release announcing that it is offering 5,300,000 shares of its common stock in a public offering.

A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Agreement, dated January 19, 2011, by and among Isle of Capri Casinos, Inc., and Mr. Jeffrey D. Goldstein, Mr. Robert S. Goldstein, Mr. Richard A. Goldstein and

GFIL Holdings, LLC
99.1	Press Release, dated January 19, 2011
99.2	Announcement Press Release, dated January 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ISLE OF CAPRI CASINOS, INC.

Date: January 19, 2011	By:	/s/ Edmund L. Quatmann, Jr.
	Name:	Edmund L. Quatmann, Jr.
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement, dated January 19, 2011, by and among Isle of Capri Casinos, Inc., and Mr. Jeffrey D. Goldstein, Mr. Robert S. Goldstein, Mr. Richard A. Goldstein and GFIL Holdings, LLC
99.1	Press Release, dated January 19, 2011
99.2	Announcement Press Release, dated January 19, 2011